Exhibit 99.1

                        Digital Recorders, Inc. Announces
                      First Quarter 2005 Financial Results



    DALLAS--(BUSINESS WIRE)--xx--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today it posted a net loss of 10 cents per share on $10.6 million in sales in first quarter 2005, as compared to a net profit of 2 cents per share on $12.1 million in sales in the same period last year.
    "As previously indicated, our first quarter 2005 sales results were below our expectations primarily due to customer-requested order delays and a general softness in the transit industry; we expect these delayed orders to ship substantially in second quarter 2005 and wholly within fiscal year 2005. Although our law enforcement and surveillance segment's sales increased by approximately 23 percent over the same period last year, we still recorded a significant loss for the quarter," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    On May 17, 2005, the Company filed with the Securities and Exchange Commission a Form 10-Q for the period ended March 31, 2005.

    First Quarter 2005 Financial Results

    For the quarter ended March 31, 2005, sales decreased by 12.4 percent to $10.6 million and the net loss to common shareholders was $1.0 million, or 10 cents per share. This compares to sales of $12.1 million and a net income of $86 thousand, or 2 cents per share, for the same period last year. The amounts are after preferred stock dividends of $41 thousand in first quarter 2005 and $81 thousand in first quarter 2004.
    Weighted-average shares outstanding for the quarter ended March 31, 2005, were 9.6 million, as compared to 3.9 million a year ago, an increase of 146 percent resulting primarily from previously announced equity placements in fiscal year 2004.
    As of March 31, 2005, the Company had $6.3 million in working capital and $21.8 million in shareholders' equity. This compares to $2.4 million in working capital and $11.0 million in shareholders' equity as of March 31, 2004.

    First Quarter 2005 and Recent News Highlights

    Following are some of the Company's news highlights from first quarter 2005. Refer to our prior press releases or our public filings with the Securities and Exchange Commission for additional details of each event.

    -- In April 2005, the Company announced its strategy of delivering transit products with additional security features is progressing toward rollout later this year.

    -- In March 2005, the Company announced it is encouraged by the U.S. House of Representatives' measure to renew transportation funding with Transportation Equity Act: A Legacy for Users (TEA-LU, H.R. 3).

    -- In February 2005, the Company announced reductions to the dividend and conversion rates were approved by Series AAA
        Preferred Stock shareholders.

    --  In January 2005, Gerald Sheehan resigned his position as
        President and General Manager of the Company's TwinVision na, Inc. business unit in Research Triangle Park, N.C.

    Long-Term Outlook

    Mr. Turney has previously said the Company's fiscal year 2005 initiatives include: (1) launching several additional products and services, including some that have specific security-related features and benefits for transit industry customers; (2) introducing new served markets in the U.S. and abroad; (3) intensifying sales and marketing efforts in existing served markets; and (4) continuing the exploration of acquisition and strategic alliance opportunities to further accelerate long-term growth.
    "We believe that new products, services, alliances, and intensified sales and marketing efforts, when coupled with the anticipated favorable outcome of the reauthorization of TEA-LU, H.R. 3, may position us to attain $55 million to $60 million-plus annualized run rate revenue over the next 18 months to 24 months. In that context, we are particularly optimistic about the business potential of our recently announced distribution agreement on video systems, which directly addresses a strategic initiative by bringing additional security-related product features and benefits to our customers. At that level of revenue, we expect profitability, but we can offer no assurances of such. Disruptions caused by uncertainties over federal legislation, which have not yet been eliminated and may be with us for several more months, appear to be diminishing. Although we will continue having period-over-period issues given the uneven nature of our contract-oriented business, I remain optimistic and positive regarding long-term trends and indications," Mr. Turney said.

    Conference Call Information

    The Company's senior management will discuss first quarter 2005 financial results, as well as the 2005 outlook, during an investors' conference call on Wednesday, May 18, at 11 a.m. (Eastern).
    To participate in the call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, 800-370-0740; or International, 973-409-9255. For the convenience of investors, telephone replay will be available through Wednesday, June 1, 2005, via the following telephone numbers: Domestic, 877-519-4471 (Code No. 6035443); or International, 973-341-3080 (Code No. 6035443).
    To participate via webcast, go to
http://www.viavid.net/detailpage.aspx?sid=00002582. For the convenience of investors, the webcast will be archived for 90 days.

    Annual Meeting of Shareholders

    The DRI Annual Meeting of Shareholders will be held Friday, June 3, 2005, at 10 a.m. (Eastern) at the Radisson Hotel Research Triangle Park located at Interstate 40 at Davis Drive (Exit 280) in Research Triangle Park, N.C. Shareholders of record at the close of business on Friday, April 15, 2005, were entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation, and law enforcement and security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest, and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning our future revenue projections, the results of future federal legislation, including the reauthorization of the Transportation Equity Act: A Legacy for Users, the video systems distribution agreement, future product and service offerings, potential acquisitions or strategic alliances, as well as any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind future revenue projections may not prove accurate over time, risks that federal legislation related to the transportation/security industry may not be enacted in the near future, if at all, or if enacted that such legislation would not prove to be beneficial to the Company, risks that future product and service offerings may not be accepted by our customers, risks that the Company might not identify or be able to consummate future acquisitions or strategic alliances or that if consummated that such transactions would prove to be beneficial to the Company, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.




               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                    CONSOLIDATED  BALANCE  SHEETS

                    (In thousands, except shares)


                                           March 31, 2005 December 31,
                                             (Unaudited)      2004
                                           -------------- ------------
                  ASSETS
Current Assets
   Cash and cash equivalents                        $819         $841
   Trade accounts receivable, net                  9,884       10,208
   Other receivables                                 444          259
   Inventories                                     9,510        9,187
   Prepaids and other current assets                 548          381
                                           -------------- ------------
     Total current assets                         21,205       20,876
                                           -------------- ------------

Property and equipment, net                        3,743        3,562
Goodwill, net                                     10,914       11,636
Intangible assets, net                             1,371        1,490
Deferred tax assets, net                             126          148
Other assets                                         459          329
                                           -------------- ------------
     Total assets                                $37,818      $38,041
                                           ============== ============

 LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Current Liabilities
   Lines of credit                                $5,355       $3,717
   Current maturities of long-term debt            2,409        2,394
   Accounts payable                                4,936        4,525
   Accrued expenses                                2,195        2,241
   Preferred stock dividends payable                  39           52
                                           -------------- ------------
     Total current liabilities                    14,934       12,929
                                           -------------- ------------

Long-term debt and capital leases, less
 current maturities                                  231          653
                                           -------------- ------------

Deferred tax liabilities                             376          377
                                           -------------- ------------

Minority interest in consolidated
 subsidiary                                          506          441
                                           -------------- ------------

Commitments and contingencies                         --           --

Shareholders' Equity
   Series E Redeemable, Nonvoting,
    Convertible Preferred Stock, $.10 par
    value, liquidation preference of
    $5,000 per share; 500 shares
    authorized; 207 shares issued and
    outstanding at March 31, 2005 and
    December 31, 2004, respectively.                 615          615
   Series AAA Redeemable, Nonvoting,
    Convertible Preferred Stock, $.10 par
    value, liquidation preference of
    $5,000 per share; 20,000 shares
    authorized; 178 and 246 shares issued
    and outstanding at March 31, 2005 and
    December 31, 2004, respectively;
    redeemable at the discretion of the
    Company.                                         890        1,230
   Common stock, $.10 par value,
    25,000,000 shares authorized;
    9,660,848 and 9,599,036 shares issued
    and outstanding at March 31, 2005 and
    December 31, 2004, respectively                  966          960
   Additional paid-in capital                     30,178       29,815
   Accumulated other comprehensive income
    - foreign currency translation                 2,677        3,617
   Accumulated deficit                           (13,555)     (12,596)
                                           -------------- ------------
     Total shareholders' equity                   21,771       23,641
                                           -------------- ------------
     Total liabilities and shareholders'
      equity                                     $37,818      $38,041
                                           ============== ============



               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
         CONSOLIDATED  STATEMENTS  OF  OPERATIONS (UNAUDITED)
          FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004

          (In thousands, except share and per share amounts)



                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                   2005       2004
                                                 ---------- ----------

Net sales                                          $10,629    $12,136
Cost of sales                                        6,361      7,137
                                                 ---------- ----------
   Gross profit                                      4,268      4,999
                                                 ---------- ----------

Operating expenses
   Selling, general and administrative               4,530      3,870
   Research and development                            384        534
                                                 ---------- ----------
         Total operating expenses                    4,914      4,404
                                                 ---------- ----------

   Operating income (loss)                            (646)       595
                                                 ---------- ----------

Other income                                            44         41
Foreign currency loss                                 (117)      (115)
Interest expense                                      (124)      (241)
                                                 ---------- ----------
         Total other income and interest expense      (197)      (315)
                                                 ---------- ----------

   Income (loss) before income tax expense            (843)       280

Income tax expense                                     (51)       (77)
                                                 ---------- ----------

   Income (loss) before minority interest in
    income of consolidated subsidiary                 (894)       203

Minority interest in income of consolidated
 subsidiary                                            (65)       (36)
                                                 ---------- ----------

   Net income (loss)                                  (959)       167

   Preferred stock dividends                           (41)       (81)
                                                 ---------- ----------

   Net income (loss) applicable to common
    shareholders                                   $(1,000)       $86
                                                 ========== ==========

Net income (loss) per share
         Basic and diluted                          $(0.10)     $0.02
                                                 ========== ==========

   Weighted average number of common shares and
    common share equivalent outstanding
         Basic                                   9,601,096  3,944,475
                                                 ========== ==========
         Diluted                                 9,601,096  4,110,127
                                                 ========== ==========




    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com